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                                                                    EXHIBIT 23.3

The Board of Directors
Breed Technologies, Inc.


We consent to the use of our report dated July 21, 1995 included herein and to the reference to our firm under the heading "Experts" in the prospectus.


/s/ KPMG Peat Marwick LLP


Tampa, Florida
June 24, 1998